Exhibit 99.1

APRIL 14, 2009

PT KUBAR RESOURCES
World Trade Center 14th Floor
Jl.  Jenderal  Sudirman Kav. 29-31
Jakarta 12920, Indonesia

KAL ENERGY, INC.
World Trade Center 14th Floor
Jl.  Jenderal  Sudirman Kav. 29-31
Jakarta 12920, Indonesia

Dear Sirs,

US$400,000 TERM LOAN FACILITY

This letter ("Agreement") sets out the terms upon which HADIPUTRANTO, HADINOTO & PARTNERS, an Indonesian partnership established under the laws of the Republic of Indonesia, and having its principal place of business at 21st Floor, Tower 2, Indonesia Stock Exchange Building, Jl Jend. Sudirman Kav 52-53, Jakarta 12190 Indonesia (the "Lender") is willing to make available to PT Kubar Resources, a company established under the laws of the Republic of Indonesia and having its domicile at World Trade Center 14th Floor, Jl.  Jenderal  Sudirman Kav. 29-31, Jakarta 12920, Indonesia (the "Borrower") a loan (the "Loan") in the principal amount equal to the sum of:

(a)	US$400,000; and

(b)	the amounts advanced by the Lender to the Borrower pursuant to Clause 1.1(b) below,

with the Borrower's obligations to repay such Loan being guaranteed by KAL Energy, Inc, a company incorporated under the laws of Delaware and having its registered office at The Company Corporation, 2711 Centerville Road Suite 400, Wilmington DE 19808 ("Guarantor").

Drawdown

Within two business days (in Jakarta) of the date of execution of this Agreement, and subject to the due and proper execution of the Settlement Agreement between the Guarantor, the Borrower, PT Kubar Resources and the Lender, the Lender shall advance to the Borrower an amount of US$400,000, to be deposited directly into the following account of the Borrower:

PT KUBAR RESOURCES

Account Number:

SWIFT address:

Bank Details:	HSBC Bank
World Trade Centre Building
Jl. Jend. Sudirman Kav 29-31
Jakarta  Indonesia 12920
Tel: +62 21 524 6222
Fax: +62 21 524 6695
Contact: Ivan Simbolon

On each Interest Payment Date (as defined below), the Lender shall advance to the Borrower an amount equal to the total interest payment due on such Interest Payment Date.  Subject to Clause 1.1(c), the Parties acknowledge and agree that, from any advance made pursuant to this Clause 1.1(b) on an Interest Payment Date, the Lender shall be entitled to set-off the amount due to the Lender from the Borrower pursuant to Clause 1.3(c), and such set-off shall be effected by the Lender without the obligation to remit any proceeds to the Borrower.

To the extent that the Borrower is obliged, pursuant to Indonesian tax laws, to withhold any amount from the payment of any interest due pursuant to Clause 1.3, then:

that portion of the advance made pursuant to Clause 1.1(b) in an amount equal to such withholding tax liability of the Borrower shall not be set-off in the manner provided for in Clause 1.1(b) but shall instead be paid by the Lender to the Borrower's account as specified in Clause 1.1(a) on the applicable Interest Payment Date to which the advance relates;

the Borrower shall immediately remit the amount advanced by the Lender as referred to in Clause 1.1(c)(i) to the Indonesian tax authorities, and within fourteen days after the relevant Interest Payment Date, provide to the Lender the relevant withholding tax receipt issued by the Indonesian tax authorities in respect of the amount referred to in Clause 1.1(c)(i).

Repayment

The Borrower shall repay the Loan in one lump sum on the date which no later than five business days (in Jakarta) after the first of the following events occurs (such due date of repayment being the "Final Repayment Date"):

(a)
the date on which the total funding raised by the Guarantor (whether through any form of equity, loan capital or debt raising) since the date of this Agreement exceeds in aggregate an amount of US$4,000,000; or

(b)
the date on which the Guarantor, the Borrower or PT Kubar Resources sells, transfers or assigns all or part of its interest (directly or indirectly and whether by way of share sale, sale of an economic interest or any other means) in any Indonesian mining projects in which the Guarantor, Thatcher and/or KR has, directly or indirectly, any interest.

Interest

Interest shall be payable by the Borrower on the Loan in relation to each Interest Period at the rate of 5% per annum (subject to adjustment in accordance with Clause 1.3(d)), payable annually in arrears on each Interest Payment Date.  For the purposes of this Agreement:

"Interest Period" means each period beginning on the date on which the first drawdown under Clause 1.1(a) is made or (if already made) on an Interest Payment Date and ending on and including the day immediately preceding the next Interest Payment Date:

in the case of the first Interest Period, the interest period shall end on the day immediately preceding the next Interest Payment Date;

in the case of the last Interest Period, the interest period shall end on the Final Repayment Date.

"Interest Payment Date" means each of the following dates:

each anniversary of the date of the first drawdown made under Clause 1.1(a); and

the Final Repayment Date.

Interest shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year, including the first day of the period during which it accrues but excluding the last.  Interest shall be paid on the Loan on the last day of each Interest Period.

The Parties acknowledge and agree that the repayment of any interest due by the Borrower to the Lender pursuant to this Clause 1.3 on any Interest Payment Date shall be deemed satisfied pursuant to the set off arrangements referred to in Clause 1.1(b).

The Lender and the Borrower acknowledge and agree that upon the total aggregate amount of interest paid by the Borrower pursuant to Clause 1.3(a) reaching US$134,325, the interest rate that shall be applicable to the outstanding balance of the Loan from that time onwards shall be such interest rate as may be agreed between the Lender and the Borrower, and pending or failing such agreement, such interest rate shall be deemed to be zero.

Payments

All payments by the Borrower hereunder shall be made in United States dollars in same day funds by 11:00 a.m. (New York time) on the due date to the Lender's account with:

Account Name:
Account No:
Account Bank:
Bank Address:

Bank SWIFT:

or to such other bank account as the Lender may from time to time specify.

No Deduction

Subject to Clause 1.5(b), all payments by the Borrower under this Agreement shall be made in full without set-off or counterclaim or any deduction or withholding for or on account of any present or future taxes, duties, charges or fees of any kind.  Subject to Clause 1.5(b), if the Borrower is compelled by law to make any such deduction or withholding, the Borrower will promptly pay to the Lender such additional amounts as will result in the net amount received by the Lender being equal to the full amount which it would have received if there had been no such deduction or withholding.

Despite clause 1.5(a), where Indonesian tax laws and regulations require the Borrower to deduct withholding tax from any interest payments due to the Lender pursuant to this Agreement, the Borrower shall be entitled to so withhold the relevant amount and remit the same to the Indonesian taxation authorities.  The Borrower shall obtain a receipt from the Indonesian taxation authorities in respect of the amount so remitted, and provide the original of such receipt to the Lender.

Representations and Warranties

The Borrower represents and warrants to the Lender that:

the Borrower is a company duly incorporated with limited liability and validly existing under the laws of Singapore, and has full power, authority and legal right and has taken all necessary corporate action and obtained all necessary consents in order to borrow the Loan on the terms of this Agreement and to perform its obligations under this Agreement, and this Agreement constitutes legal, valid and binding obligations of the Borrower in accordance with its terms; and

neither the borrowing of the Loan nor the performance by the Borrower of its obligations under this Agreement will conflict with any obligation applicable to the Borrower or result in or oblige the Borrower to create any encumbrance on any of its assets.

The Guarantor represents and warrants to the Lender that:

the Guarantor is a company duly incorporated with limited liability and validly existing under the laws of Delaware, and has full power, authority and legal right and has taken all necessary corporate action and obtained all necessary consents in order to perform its obligations under this Agreement, and this Agreement constitutes legal, valid and binding obligations of the Guarantor in accordance with its terms; and

the performance by the Guarantor of its obligations under this Agreement will not conflict with any obligation applicable to the Guarantor nor result in or oblige the Guarantor to create any encumbrance on any of its assets.

The above representations and warranties shall be repeated daily with reference to the facts and circumstances at the time of repetition until the Loan and all other monies due under this Agreement have been paid in full.

Undertakings

The Borrower and the Guarantor undertake that so long as any sum remains owing under this Agreement, they will:

forthwith notify the Lender of any material litigation, arbitration or administrative proceedings which are brought or (to its knowledge) threatened against the Borrower or the Guarantor;

ensure that the obligations of the Borrower under this Agreement at all times rank at least pari passu with all liabilities of the Borrower, except for any statutory preference applicable in the winding-up of the Borrower.

Events of Default

The Lender may by written notice to the Borrower declare the amount of the Loan outstanding and all other sums payable under this Agreement to be, whereupon the same shall become, immediately due and payable if any of the following events of default occurs:

the Borrower fails to pay any sum payable under this Agreement when due;

the Borrower fails to perform any of its other obligations under this Agreement;

any representation or warranty made by the Borrower or the Guarantor in this Agreement or in any notice or other document delivered pursuant to this Agreement is or proves to have been untrue or inaccurate in any material respect;

a petition is presented or any proceedings are commenced or an order is made or a resolution is passed or a notice is issued convening a meeting for the purpose of passing any resolution, or any other step is taken:

for the winding-up, insolvency, administration, bankruptcy or reorganisation of the Borrower or the Guarantor; or

for the appointment of a liquidator, administrator, administrative receiver, receiver or trustee of the Borrower or the Guarantor or any of their respective assets;

a creditor takes possession of all or any part of the business or assets of the Borrower or Guarantor, or any execution or other legal process is enforced against all or any part of the business or assets of the Borrower or the Guarantor and is not discharged or stayed within 14 days.

Default Interest

If the Borrower fails to pay any sum payable under this Agreement when due, it shall pay interest on such sum from and including the due date up to and including the date of actual payment (both before and after judgment) at the rate per annum of 10%.  So long as the default continues such interest shall be compounded monthly.  Interest at the rate determined as aforesaid shall be calculated on the basis of the actual number of days elapsed and a 360 day year, shall accrue from day to day and shall be payable from time to time on demand.

Guarantee

The Guarantor unconditionally and irrevocably guarantees, as a continuing obligation, the due and punctual payment of any amounts due by the Borrower to the Lender in accordance with this Agreement, notwithstanding any dispute between the Borrower and the Lender, and if the Borrower fails to pay any such amount owed to the Lender when due, the Guarantor shall pay such amount to the Lender forthwith upon receiving the Lender's first written demand.  Unless waived, released or reduced by a writing of the Lender, the liability of the Guarantor under this Agreement shall be irrevocable, absolute and unconditional and shall not be affected or discharged by, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

any lack of validity or enforceability of this Agreement or any agreement or instrument relating thereto;

any change in the time, manner or place of performance or payment of, or in any other term of, all or any of the obligations of the Borrower under or in respect of this Agreement, or any other amendment or waiver of or any consent to or departure from any provision hereof, or the granting of any time or indulgence to the Borrower or any act or omission of the Lender or any other person which, but for this provision in this paragraph 1.10, would or might discharge the Guarantor;

any change, restructuring or termination of the corporate structure or existence of the Borrower, or the bankruptcy, administration, insolvency or liquidation, or any change in the constitution, ownership or status of, the Guarantor or the Borrower;

any act, omission, event, circumstance which would or may but for this provision operate to prejudice, affect or discharge the guarantee given by the Guarantor or the liability of the Guarantor hereunder, not being an act of the Lender.

No Waiver

No failure or delay by the Lender in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof.  Rights, powers and remedies available under this Agreement are cumulative and do not exclude those provided by law.

Severability

If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the legality, validity and enforceability of such provision under the law of any other jurisdiction, and of the remaining provisions of this Agreement, shall not be affected or impaired thereby.

Assignment

The Borrower may not assign any of its rights or transfer any of its obligations under this Agreement.

Notices

Any notice or demand given or made in connection with this Agreement shall be sent to the Lender at its address given above or to the Borrower or the Guarantor in accordance with the details given in the Schedule or such other address as the relevant party may from time to time notify to the other.  Notices shall be in writing and made by Agreement or facsimile.

Third Party Rights

The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Agreement and no person not party to this Agreement shall have or acquire any right to enforce any term of it pursuant to that Act.  This provision shall not affect any right or remedy of any third party which exists or is available otherwise than by reason of that Act and shall prevail over any other provision of this Agreement which is inconsistent with it.

Governing Law

This Agreement and the rights and obligations of the parties under it shall be governed by and construed in accordance with the laws of England.

Dispute Resolution

Any difference, dispute, conflict or controversy (a "Dispute"), arises out of or in connection with this Agreement or its performance, including without limitation any dispute regarding its existence, validity, termination of rights or obligations of any Party, shall be referred to and finally resolved by arbitration in accordance with the arbitration rules of the Singapore International Arbitration Centre (SIAC) (the "SIAC Rules") for the time being in force. The arbitration will be conducted in the English language in Singapore.  The Board of Arbitration will consist of one arbitrator appointed in accordance with the SIAC Rules.

Counterparts

The Parties agree that this Agreement may be executed in several counterparts; however, the Parties further agree that each of said counterparts shall be deemed an original and that said counterparts shall constitute but one and the same instrument which may be sufficiently evidenced by one counterpart.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Please confirm your acceptance of the foregoing terms and conditions by signing and returning to us the duplicate of this Agreement.

Yours faithfully,

For and on behalf of

HADIPUTRANTO, HADINOTO & PARTNERS

//s// Timur Sukirno
Name: Timur Sukirno
Title: Managing Partner

We confirm our acceptance of the terms and conditions set out above.

For and on behalf of

PT KUBAR RESOURCES	KAL ENERGY, INC

//s// Andrew Caminschi	//s// Andrew Caminschi
Name: Andrew Caminschi	Name: Andrew Caminschi
Title: President Director	Title: Director and Chief Financial Officer
Dated: 14 April 2009	Dated: 14 April 2009

THE SCHEDULE

Notice Details of the Borrower

Name:	PT Kubar Resources
Address:	World Trade Center, 14th Floor Jl. Jend. Sudirman Kav 29 -31 Jakarta 12920 Indonesia
Fax:	+62-21 521 1112
Attention:	Andrew Caminschi, President Director

Notice Details of the Guarantor

Name:	KAL Energy, Inc
Address:	World Trade Center, 14th Floor Jl. Jend. Sudirman Kav 29 -31 Jakarta 12920 Indonesia
Fax:	+62-21 521 1112
Attention:	Andrew Caminschi, Chief Financial Officer